Exhibit 99.1

CONTACT:
Robert C. Griffith	Joseph N. Jaffoni
Chief Operating Officer/Chief Financial Officer	Jaffoni & Collins Incorporated
(303) 706-0778	(212) 835-8500 or FLYR@jcir.com

FOR IMMEDIATE RELEASE

NAVIGANT INTERNATIONAL (FLYR.PK) TO BE CURRENT WITH

SEC PERIODIC REPORTS WITH FILING OF 2005 FORM 10-QS

- Will Apply for Re-listing on The Nasdaq National Market -

- Will Report 2005 Third Quarter Results on November 9 and

Host Conference Call and Webcast on November 10 -

Denver, CO; November 4, 2005 – Navigant International, Inc. (which does business as TQ3Navigant - Pink Sheets: FLYR), the second largest provider of corporate travel management services in the United States based on airline tickets sold, announced today that it has filed Form 10-Qs with the Securities and Exchange Commission (SEC) for the periods ended March 27, 2005 and June 26, 2005. Navigant also reported that it obtained waivers and amendments from its lenders regarding non-compliance with covenants at September 25, 2005 primarily caused by the unanticipated delay in $3 million of payments due from vendors which were received after the close of the quarter. The Company is finalizing its application for re-listing its common stock on The Nasdaq National Market now that it is current with its periodic filings.

Navigant will release its 2005 third quarter results (for the period ended September 25, 2005) after the market closes on Wednesday, November 9 and senior management will host a conference call and webcast reviewing the results at 11:00 a.m. EST on Thursday, November 10. The conference call and webcast details are provided below. Navigant expects to file its Form 10-Q for the quarter ended September 25, 2005 with the SEC concurrent with the release of its results.

Edward S. Adams, Chairman and Chief Executive Officer, commented, “We are pleased to bring our SEC filings up to date. Importantly, throughout the period when the filings were delayed, Navigant’s operations performed well, attracting new customers and maintaining high customer retention levels. With our filings current we can turn our attention to our operations and decrease legal and accounting expenses incurred as a result of the review. We are hopeful we can re-list FLYR shares on The Nasdaq National Market to afford investors a more visible means of investing in the Company.”

Form 10-Q Filings

The March 27, 2005 and June 26, 2005 10-Qs include restatements of previously filed financial information for the first and second quarters of fiscal 2004 and adjustments to the previously provided results for the first and second quarters of fiscal 2005. The restatements relate to non-cash adjustments that had the effect of reducing previously reported earnings per share for the reported periods. The tables below summarize the effect of the restatements on the previously reported or provided results:

	Three Months Ended March 27, 2005		Three Months Ended March 28, 2004
(in thousands, except per share data)	As Reported	As Previously Provided	As Restated	As Previously Reported
Revenues	$122,040	$122,040	$107,379	$107,379
EBITDA (1)	$15,458	$15,403	$13,815	$13,793
Depreciation and amortization expense	$4,348	$3,522	$2,810	$2,150
Operating income	$11,110	$11,881	$11,005	$11,643
Net income	$4,760	$5,238	$5,140	$5,536
Diluted EPS (2)	$0.26	$0.29	$0.29	$0.31

	Three Months Ended June 26, 2005		Three Months Ended June 27, 2004
(in thousands, except per share data)	As Reported	As Previously Provided	As Restated	As Previously Reported
Revenues	$125,678	$125,678	$107,255	$107,255
EBITDA (1)	$17,177	$17,179	$17,470	$17,448
Depreciation and amortization expense	$3,900	$3,589	$2,829	$2,169
Operating income	$13,277	$13,590	$14,641	$15,279
Net income	$5,828	$6,022	$7,291	$7,687
Diluted EPS (2)	$0.31	$0.32	$0.40	$0.41

(1)	EBITDA is defined as earnings before interest, taxes, depreciation and amortization. A reconciliation of the above EBITDA figures to the Company’s cash flows from operating activities is included at the end of this release. The Company believes EBITDA provides investors with a liquidity measurement tool utilized by management and a helpful measure with which to evaluate compliance with their credit agreements. The Company’s credit facility contains covenants that are based on an EBITDA measure including covenants concerning total leverage, senior leverage and fixed charges coverage. EBITDA is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles and investors should not consider this measure in isolation or as a substitute for net income, cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with generally accepted accounting principles.

(2)	Diluted EPS calculations for the three months ended March 28, 2004 and June 27, 2004 take into account the shares and interest related to the convertible subordinated debentures as if converted, given the Company’s adoption of EITF 04-8.

EBITDA Reconciliations

(in thousands)	Three Months Ended March 27, 2005	Three Months Ended March 28, 2004
Net cash provided by operating activities	$13,253	$6,984
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	(4,348)	(2,810)
Income tax benefit from employee exercise of stock options	(26)	(195)
Deferred tax benefit	(1,003)	(617)
Changes in assets and liabilities:
Accounts receivable and other assets	2,023	5,721
Accounts payable and other liabilities	(5,139)	(3,943)

Net income	$4,760	$5,140
Add: Provision for income taxes	2,872	3,046
Add: Interest expense, net and other	3,478	2,819
Add: Depreciation and amortization expense	4,348	2,810

EBITDA	$15,458	$13,815

(in thousands)	Three Months Ended June 26, 2005	Three Months Ended June 27, 2004
Net cash (used in) provided by operating activities	$(14,263)	$5,836
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	(3,900)	(2,829)
Income tax benefit from employee exercise of stock options	(16)	(88)
Deferred tax benefit	(912)	(1,095)
Changes in assets and liabilities:
Accounts receivable and other assets	7,014	(4,551)
Accounts payable and other liabilities	17,905	10,018

Net income	$5,828	$7,291
Add: Provision for income taxes	3,511	4,443
Add: Interest expense, net and other	3,938	2,907
Add: Depreciation and amortization expense	3,900	2,829

EBITDA	$17,177	$17,470

Conference Call – November 10, 2005 at 11:00 a.m. EST

Conference call: 800/257-3401 or 303/262-2050 (international callers); call 10 minutes in advance to be connected prior to the presentation.

Live Webcast: Available via www.fulldisclosure.com (requires a Windows Media Player).

Replay: Available until November 24th at 303/590-3000; access code 11044313#. A replay of the Webcast will be available for 30 days at www.fulldisclosure.com.

About Navigant International, Inc.

Denver-based Navigant International, Inc., d/b/a TQ3Navigant, is a global provider of travel management solutions that add significant value by reducing costs, increasing management and control, and improving travel efficiency. The Company delivers integrated travel management solutions blending advanced technology with personalized service and expertise. The Company currently employs approximately 5,200 Associates and has operations in approximately 1,000 locations in 23 countries and U.S. territories. Navigant’s shares are traded over-the-counter under the symbol FLYR.

This news release contains forward-looking statements, including statements about the Company’s financial results, high leverage of debt to equity, transaction volumes, growth strategies and opportunities, the integration of prior or potential future acquisitions, filing of the Company’s Form 10-Q for the quarter ended September 25, 2005, re-listing of the Company’s stock on the Nasdaq National Market and general industry or business trends or events. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors, including, without limitation, completion of the company quarterly financial statements for 2005 to date, our significant indebtedness and variable interest payment obligations, restrictions in our credit facility and our term loan on our ability to finance future operations or capital needs, disruptions in the travel industry such as those caused by terrorism, war or general economic downturn, modification of agreements with travel vendors or suppliers including any commissions, overrides or incentives, competition, our ability to continue to acquire and integrate potential future acquisitions, our ability to manage our business and implement growth strategies, failure of technology on which we rely, other risks described in the Company’s annual report on Form 10-K for the year ended December 26, 2004, and the risk factors detailed from time to time in the Company’s SEC reports, including the reports on Forms 10-K and 10-Q. The forward-looking statements made herein are only as of the date of this press release, and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

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